Exhibit 99.1

REXFORD INDUSTRIAL announces Third QUARTER 2014 financial RESULTS

– Reports Recurring FFO of $0.23 Per Diluted Share –

– Rental Revenues Up 54.9% YOY, NOI Up 59.8% YOY –

– 10.3% GAAP, 3.6% Cash Releasing Spreads –

– Stabilized Same Property Portfolio Occupancy Increases 340 bps to 91.7% –

– Acquires Over $260 Million Year-to-Date –

Los Angeles, California – November 3, 2014 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the third quarter of 2014.

Third Quarter 2014 Financial and Operational Highlights:

•	Reported Recurring Funds From Operations (FFO) of $0.23 per diluted share for the quarter ended September 30, 2014. Adjusting for non-recurring items, FFO was $0.21 per diluted share.
•	Rental revenues of $17.8 million increased 54.9% year-over-year. Property Net Operating Income (NOI) of $12.7 million increased 59.8% year-over-year.
•

Company increased financial flexibility and capacity with capital raise, providing approximately $221.8 million of net proceeds which were used to reduce outstanding credit balance, fund acquisitions and for general corporate purposes.

•	Signed new and renewal leases totaling approximately 692,000 square feet. Rental rates on new and renewal leases were 10.3% higher than prior rents on a GAAP basis and 3.6% higher on a cash basis.
•

Stabilized Same Property Portfolio occupancy was 91.7%, an increase of 340 basis points year-over-year. Total Same Property Portfolio occupancy was 90.4%, an increase of 250 basis points year-over-year.

•	At September 30, 2014, the consolidated portfolio was 91.8% occupied and 92.3% leased, an increase of 380 bps and 250 bps, respectively, year-over-year.
•

Same Property Portfolio NOI increased 3.5% in the third quarter of 2014 compared to the third quarter of 2013, driven by a $383,000 increase in Same Property Portfolio revenue, while Same Property Portfolio operating expenses increased by $118,000. Same Property Portfolio Cash NOI increased 3.8% compared to the third quarter 2013.

•

Since June 30, 2014, the Company has acquired five industrial properties totaling approximately 768,000 square feet, for an aggregate cost of $74.9 million. Year-to-date, the Company has acquired 24 industrial properties totaling approximately 2.54 million square feet, for an aggregate cost of approximately $261 million.

“We continue to achieve strong results within our portfolio, benefitting from the consistent execution of our operating and leasing strategies, as well as our success in sourcing and closing attractive new investments within our core Southern California infill submarkets,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers. “Year-to-date, we have acquired approximately $261 million of industrial properties that confirm Rexford’s ability to achieve accretive returns to drive shareholder value within the nation’s largest and most sought-after industrial market. Further, with the completion of our recent follow-on equity offering, we have ample financial capacity and a low-leverage balance sheet to allow us to continue to pursue our active pipeline of attractive growth opportunities into 2015 and beyond.”

Financial Results:

Financial results for the three and nine months ended September 30, 2014, and for the period from July 24, 2013, through September 30, 2013, contain the consolidated results of the Company.  Financial results for the period from July 1, 2013, through July 23, 2013, and the period from January 1, 2013, through July 23, 2013, contain the combined results of Rexford Industrial’s predecessor entities. For comparative purposes, we have combined the results of the Company and Rexford Industrial’s predecessor entities.

The Company reported net loss of $0.6 million (loss of $0.7 million before non-controlling interests), for the three months ended September 30, 2014. In comparison, the Company and Rexford Industrial’s predecessor entities reported a net loss of $2.1 million (a loss of $5.6 million before non-controlling interests) for the three months ended September 30, 2013.

The Company reported net income of $0.8 million (income of $0.8 million before non-controlling interests) for the nine months ended September 30, 2014. In comparison, the Company and Rexford Industrial’s predecessor entities reported a loss of $4.0 million (loss of $4.0 million before non-controlling interests) for the nine months ended September 30, 2013.

The Company reported Recurring FFO of $7.7 million, or $0.23 per diluted share of common stock, for the three months ended September 30, 2014. Adjusting for non-recurring expenses and acquisition expenses of $0.8 million incurred during the third quarter, FFO was $7.0 million, or $0.21 per diluted share of common stock.

For the nine months ended September 30, 2014, the Company reported Recurring FFO of $19.1 million, or $0.68 per diluted share of common stock. Adjusting for non-recurring expenses and acquisition expenses of $1.8 million incurred during the first nine months of 2014, FFO was $17.5 million, or $0.62 per diluted share of common stock.

Operating Results:

For the three months ended September 30, 2014, the Company’s Same Property Portfolio NOI increased 3.5% compared to the third quarter of 2013, driven by a $383,000 increase in Same Property Portfolio rental revenue, while Same Property Portfolio expenses increased by only $118,000. Same Property Portfolio Cash NOI increased 3.8% compared to the third quarter 2013.

In the third quarter, the Company signed 126 new and renewal leases in its consolidated portfolio, totaling 691,673 square feet. Average rental rates on comparable new and renewal leases were up 10.3% on a GAAP basis and up 3.6% on a cash basis. The Company signed 50 new leases for 253,442 square feet, with GAAP rents up 10.9% compared to the prior in place leases. The Company signed 76 renewal leases for 438,251 square feet, with GAAP rents up 9.9% compared to the prior in place leases. For the 50 new leases, cash rents were up 5.1%, and for the 76 renewal leases, cash rents were up 2.9%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package detailing the results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2014. See below for information regarding the supplemental information package.

Transaction Activity:

In the third quarter, the Company acquired five industrial properties totaling approximately 768,000 square feet, for an aggregate cost of $74.9 million, as detailed below.

In July, 2014, the Company acquired Avenue 32, a 100,500 square foot industrial building for $11.0 million, or $109 per square foot. The property is located in Los Angeles’s San Fernando Valley.

In July, 2014, the Company also acquired Chatsworth Industrial Park, a 153,212 square foot industrial complex for $16.8 million, or $110 per square foot, located in Los Angeles’s West San Fernando Valley.

In July, 2014, the Company acquired Avenue Kearny, two industrial buildings totaling 138,980 square feet located in Santa Clarita for $11.5 million, or $83 per square foot.

In August, 2014, the Company acquired 605 8th Street, a 55,516 square foot industrial building located in San Fernando for $5.1 million, or $91 per square foot.

In September, 2014, the Company also acquired 9120 Mason Avenue, a 319,348 square foot industrial building located in Chatsworth, for $30.5 million, or $96 per square foot.

Balance Sheet

At September 30, 2014, the Company had $269.7 million of debt outstanding, with an average interest rate of 2.02% and an average term-to-maturity of 3.8 years.  Approximately $18.4 million of debt was fixed-rate with an average interest rate of 5.19% and an average term-to-maturity of 3.3 years, and the remaining debt was floating-rate, with an average interest rate of LIBOR+1.63% and an average term-to-maturity of 3.8 years.

The Company has executed two forward interest rate swaps to effectively fix the annual interest rate on our $60 million term loan in the future as follows: (i) $30 million at 3.726% from January 15, 2015 to February 15, 2019, and (ii) $30 million at 3.91% from July 15, 2015 to February 15, 2015. In August 2014, the Company executed two additional forward interest rate swaps to effectively fix the annual interest rate on our $100 million term loan as follows: (i) $50 million at 1.79% plus the applicable term loan facility margin from August 14, 2014 to December 14, 2018, and (ii) $50 million at 2.005% plus the applicable term loan facility margin from February 16, 2016 to December 14, 2018. On a proforma basis, assuming the Company’s swaps were effective as of September 30, 2014 and had a maturity date corresponding to the maturity date of the related debt, approximately $178.4 million of debt would be fixed-rate, with an average interest rate of 3.64%, and an average term-to-maturity of 4.6 years, and the remaining debt would be floating-rate, with an average interest rate of LIBOR+1.76%, and an average term-to-maturity of 2.2 years.  If the Company’s swaps were effective as of September 30, 2014, its consolidated debt would be 66% fixed and 34% variable.

In August, the Company issued 17.25 million shares of its common stock at $13.50 per share, raising net proceeds of $221.8 million after deducting the underwriting discount and offering costs.  Proceeds from the offering were used to reduce the balance outstanding on the Company’s $200 million revolving credit facility, to fund acquisitions and for general corporate purposes.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Monday November 3, 2014 at 5:00 p.m. Eastern time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through December 3, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13592224.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 89 properties with approximately 9.8 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO before noncontrolling interest to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring expenses and acquisition expenses. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us during the entire span of both periods being compared. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from July 1, 2013 through September 30, 2014. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude spaces that were under repositioning. As of September 30, 2014, spaces aggregating 70,452 square feet were under repositioning.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.

Consolidated Balance Sheets (Unaudited)

	September 30, 2014	December 31, 2013

ASSETS
Land	$325,284,000	$216,078,000
Buildings and improvements	449,566,000	311,118,000
Tenant improvements	19,186,000	13,239,000
Furniture, fixtures, and equipment	188,000	188,000
Total real estate held for investment	794,224,000	540,623,000
Accumulated depreciation	(71,535,000)	(58,950,000)
Investments in real estate, net	722,689,000	481,673,000
Cash and cash equivalents	60,541,000	8,997,000
Restricted cash	307,000	325,000
Notes receivable	13,138,000	13,139,000
Rents and other receivables, net	1,738,000	917,000
Deferred rent receivable, net	4,420,000	3,637,000
Deferred leasing costs, net	3,275,000	2,153,000
Deferred loan costs, net	2,995,000	1,597,000
Acquired lease intangible assets, net	23,558,000	13,508,000
Acquired indefinite-lived intangible	5,271,000	5,271,000
Other assets	4,552,000	2,309,000
Acquisition related deposits	-	1,510,000
Investment in unconsolidated real estate entities	5,744,000	5,687,000
Assets associated with real estate held for sale	-	13,952,000
Total Assets	$848,228,000	$554,675,000
LIABILITIES & EQUITY
Liabilities
Notes payable	$269,811,000	$192,491,000
Accounts payable, accrued expenses and other liabilities	9,620,000	5,783,000
Dividends payable	5,191,000	5,368,000
Acquired lease intangible liabilities, net	1,921,000	1,143,000
Tenant security deposits	7,927,000	6,099,000
Prepaid rents	1,329,000	1,426,000
Liabilities associated with real estate held for sale	-	596,000
Total Liabilities	295,799,000	212,906,000
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 43,257,883 and 25,559,886 outstanding at September 30, 2014 and December 31, 2013, respectively	431,000	255,000
Additional paid in capital	538,248,000	311,936,000
Accumulated other comprehensive income	158,000	-
Cumulative distributions in excess of earnings	(16,574,000)	(5,993,000)
Total stockholders' equity	522,263,000	306,198,000
Noncontrolling interests	30,166,000	35,571,000
Total Equity	552,429,000	341,769,000
Total Liabilities and Equity	$848,228,000	$554,675,000

Rexford Industrial Realty, Inc. and

Rexford Industrial Realty, Inc. Predecessor

Consolidated and Combined Statements of Operations (Unaudited)

	Rexford Industrial Realty, Inc.		Rexford Industrial Realty, Inc. Predecessor	Rexford Industrial Realty, Inc.		Rexford Industrial Realty, Inc. Predecessor
	Three Months Ended September 30, 2014	Period From July 24, 2013 to September 30, 2013	Period From July 1, 2013 to July 23, 2013	Nine Months Ended September 30, 2014	Period From July 24, 2013 to September 30, 2013	Period From January 1, 2013 to July 23, 2013
RENTAL REVENUES
Rental revenues	$15,516,000	$7,640,000	$2,384,000	$39,917,000	$7,640,000	$19,206,000
Tenant reimbursements	2,052,000	828,000	254,000	5,244,000	828,000	2,212,000
Management, leasing and development services	171,000	281,000	13,000	654,000	281,000	444,000
Other income	16,000	40,000	20,000	73,000	40,000	187,000
TOTAL RENTAL REVENUES	17,755,000	8,789,000	2,671,000	45,888,000	8,789,000	22,049,000
Interest income	281,000	191,000	63,000	835,000	191,000	698,000
TOTAL REVENUES	18,036,000	8,980,000	2,734,000	46,723,000	8,980,000	22,747,000
OPERATING EXPENSES
Property expenses	4,879,000	2,527,000	690,000	12,905,000	2,527,000	5,924,000
General and administrative	3,273,000	2,500,000	1,885,000	8,658,000	2,500,000	4,420,000
Depreciation and amortization	8,032,000	3,025,000	887,000	20,165,000	3,025,000	7,022,000
TOTAL OPERATING EXPENSES	16,184,000	8,052,000	3,462,000	41,728,000	8,052,000	17,366,000
OTHER (INCOME) EXPENSE
Acquisition expenses	426,000	119,000	7,000	1,411,000	119,000	724,000
Interest expense	1,957,000	717,000	1,233,000	4,745,000	717,000	9,395,000
Gain on mark-to-market of interest rate swaps	-	-	-	-	-	(49,000)
TOTAL OTHER EXPENSE	2,383,000	836,000	1,240,000	6,156,000	836,000	10,070,000
TOTAL EXPENSES	18,567,000	8,888,000	4,702,000	47,884,000	8,888,000	27,436,000
Equity in loss from unconsolidated real estate entities	2,000	83,000	9,000	(4,000)	83,000	(915,000)
Gain from early repayment of note receivable	-	-	-	-	-	1,365,000
Loss on extinguishment of debt	-	-	(3,918,000)	-	-	(3,955,000)
Loss on sale of real estate	(150,000)	-	-	(150,000)	-	-
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(679,000)	175,000	(5,877,000)	(1,315,000)	175,000	(8,194,000)
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before gain on sale of real estate and loss on extinguishment of debt	-	-	26,000	21,000	120,000	(809,000)
Loss on extinguishment of debt	-	120,000	(17,000)	-	-	(267,000)
Gain on sale of real estate	-	-	-	2,125,000	-	4,989,000
INCOME FROM DISCONTINUED OPERATIONS	-	120,000	9,000	2,146,000	120,000	3,913,000
NET INCOME (LOSS)	(679,000)	295,000	(5,868,000)	831,000	295,000	(4,281,000)
Net (income) loss attributable to noncontrolling interests	80,000	(39,000)	3,559,000	(80,000)	(39,000)	15,000
NET INCOME (LOSS) ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC. STOCKHOLDERS AND PARTICIPATING SECURITIES	$(599,000)	$256,000	$(2,309,000)	$751,000	$256,000	$(4,266,000)
Net income (loss) available to common stockholders per share - basic and diluted	$(0.02)	$0.01		$0.02	$0.01

Rexford Industrial Realty, Inc. and

Rexford Industrial Realty, Inc. Predecessor

Same Property Portfolio Statements of Operations and NOI Reconciliation (Unaudited)

Same Property Portfolio Statement of Operations:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013 (1)	$ Change	% Change	2014	2013 (2)	$ Change	% Change
Rental Revenues
Rental revenues	$9,799	$9,525	$274	2.9%	$24,587	$23,667	$920	3.9%
Tenant reimbursements	1,192	1,050	142	13.5%	2,757	2,488	269	10.8%
Other operating revenues	13	46	(33)	-71.7%	52	201	(149)	-74.1%
Total rental revenues	11,004	10,621	383	3.6%	27,396	26,356	1,040	3.9%
Interest income	283	254	29	11.4%	837	825	12	1.5%
Total Revenues	11,287	10,875	412	3.8%	28,233	27,181	1,052	3.9%
Operating Expenses
Property expenses	$3,119	$3,001	$118	3.9%	$7,683	$7,229	$454	6.3%
Depreciation and amortization	4,247	3,754	493	13.1%	10,286	8,745	1,541	17.6%
Total Operating Expenses	7,366	6,755	611	9.0%	17,969	15,974	1,995	12.5%
Other (Income) Expense
Interest expense	293	1,456	(1,163)	-79.9%	173	9,133	(8,960)	-98.1%
Total Other Expense	293	1,456	(1,163)	-79.9%	173	9,133	(8,960)	-98.1%
Total Expenses	7,659	8,211	(552)	-6.7%	18,142	25,107	(6,965)	-27.7%
Loss on extinguishment of debt	-	(3,668)	3,668	-100.0%	-	(3,451)	3,451	-100.0%
Net Income (Loss)	$3,628	$(1,004)	$4,632	461.4%	$10,091	$(1,377)	$11,468	832.8%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended September 30,				Nine Months Ended September 30,
NOI	2014	2013 (1)	$ Change	% Change	2014	2013 (2)	$ Change	% Change
Net Income (Loss)	$3,628	$(1,004)			$10,091	$(1,377)
Add:
Interest expense	293	1,456			173	9,133
Depreciation and amortization	4,247	3,754			10,286	8,745
Deduct:
Loss on extinguishment of debt	-	(3,668)			-	(3,451)
Interest income	283	254			837	825
NOI	$7,885	$7,620	$265	3.5%	$19,713	$19,127	$586	3.1%
Straight-line rents	(22)	(98)			(226)	(144)
Amort. above/below market leases	119	169			111	97
Cash NOI	$7,982	$7,691	$291	3.8%	$19,598	$19,080	$518	2.7%

(1)	Includes the results of operations for Rexford Industrial Realty, Inc. Predecessor for the period from July 1, 2013 to July 23, 2013.
(2)	Includes the results of operations for Rexford Industrial Realty, Inc. Predecessor for the period from January 1, 2013 to July 23, 2013.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013 (1)	$ Change	% Change	2014	2013 (2)	$ Change	% Change
Rental revenues	$9,799	$9,525	$274	2.9%	$24,587	$23,667	$920	3.9%
Tenant reimbursements	1,192	1,050	142	13.5%	2,757	2,488	269	10.8%
Other operating revenues	13	46	(33)	-71.7%	52	201	(149)	-74.1%
Total rental revenue	11,004	10,621	383	3.6%	27,396	26,356	1,040	3.9%

Property expenses	3,119	3,001	118	3.9%	7,683	7,229	454	6.3%
NOI	$7,885	$7,620	$265	3.5%	$19,713	$19,127	$586	3.1%

Straight-line rents	(22)	(98)	76	-77.6%	(226)	(144)	(82)	56.9%
Amort. above/below market leases	119	169	(50)	-29.6%	111	97	14	14.4%
Cash NOI	$7,982	$7,691	$291	3.8%	$19,598	$19,080	$518	2.7%

Same Property Portfolio Rollforward:

	Three Month Same Property Portfolio Rollforward				Nine Month Same Property Portfolio Rollforward
	# of Properties	Square Feet	Wtd Avg. Occupancy		# of Properties	Square Feet	Wtd Avg. Occupancy
			2014	2013			2014	2013
Period ended June 30, 2014 and 2013	50	4,402,556	89.1%	87.7%	50	4,402,556	89.8%	88.4%
Additions(3)	4	736,160			0	0
Deductions(4)	(1)	(37,992)			(1)	(37,992)
Period ended September 30, 2014 and 2013	53	5,100,724	90.4%	87.9%	49	4,364,564	89.2%	87.4%

Same Property Portfolio Occupancy:

	Three Months Ended Sept. 30, 2014			Three Months Ended Sept. 30, 2013			Change (ppt)
Occupancy:	Same Property Portfolio	Stabilized Same Property Portfolio(5)		Same Property Portfolio	Stabilized Same Property Portfolio(5)		Same Property Portfolio	Stabilized Same Property Portfolio
Los Angeles County	94.3%	95.8%		88.3%	88.2%		6.0%	7.6%
Orange County	96.1%	96.1%		92.6%	92.6%		3.5%	3.5%
San Bernardino County	84.9%	84.9%		85.7%	85.7%		-0.8%	-0.8%
Ventura County	87.6%	87.6%		97.3%	97.3%		-9.7%	-9.7%
San Diego County	76.6%	79.4%		79.3%	82.2%		-2.7%	-2.8%
Total/Weighted Average	90.4%	91.7%		87.9%	88.3%		2.5%	3.4%

(1)	Includes the results of operations for Rexford Industrial Realty, Inc. Predecessor for the period from July 1, 2013 to July 23, 2013.
(2)	Includes the results of operations for Rexford Industrial Realty, Inc. Predecessor for the period from January 1, 2013 to July 23, 2013.
(3)	Reflects the addition of Broadway, Benson, Glendale Commerce Center and 240th Street to the Same Property Portfolio for the three months ended September 30, 2014.
(4)	Reflects the sale of Zenith during the three months ended September 30, 2014.
(5)	Reflects the occupancy of our Same Property Portfolio adjusted for spaces aggregating 70,452 square feet that were under repositioning as of September 30, 2014.

Rexford Industrial Realty, Inc.

Funds From Operations (Unaudited)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
FFO
Net income	$(679)	$831
Add:
Depreciation and amortization, including amounts in discontinued operations	8,032	20,172
Depreciation and amortization from unconsolidated joint ventures	103	291
Loss on sale of real estate	150	150
Deduct:
Gains on sale of real estate	-	2,125
FFO	$7,606	$19,319
Company share of FFO (1)	$6,984	$17,458

FFO	$7,606	$19,319
Add:
Non-recurring legal fees	380	380
Acquisition expenses	426	1,411
Recurring FFO	$8,412	$21,110
Company share of Recurring FFO(1)	$7,724	$19,080

(1)	Based on the weighted average interest in our Operating Partnership of 91.8% and 90.4% for the three and nine months ended September 30, 2014, respectively.